Ringtone.com, LLC
(A wholly-owned subsidiary of W3i Holdings, LLC)

Financial Statements

December 31, 2007

BECHER
DELLA TORRE
GITTO & COMPANY
Certified Public Accountants
A PROFESSIONAL CORPORATION

BECHER
DELLA TORRE
GITTO & COMPANY
Certified Public Accountants
A PROFESSIONAL CORPORATION

76 North Walnut Street
Ridgewood, New Jersey 07450
201-652-4040
fax: 201-652-0401
www.bdgcpa.com

September 10, 2008

Report of Independent Registered Public Accounting Firm

To the Member of
Ringtone.com, LLC

We have audited the accompanying balance sheet of Ringtone.com, LLC (the "Company", a wholly-owned subsidiary of W3i Holdings, LLC) as of December 31, 2007, and the related statements of operations and changes in member's deficit, and cash flows for the year then ended. Ringtone.com, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ringtone.com, LLC as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Ringtone.com, LLC is a wholly-owned subsidiary of W3i Holdings, LLC, and as further described in the notes to the financial statements, has extensive transactions with W3i Holdings, LLC, its subsidiaries, and affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

Becher, Della Torre, Gitto & Company

Ridgewood, NJ

Ringtone.com, LLC
(A Wholly-Owned Subsidiary of W3i Holdings, LLC)
Balance Sheets

	December 31, 2007	(Unaudited) June 30, 2008
Assets		
Current assets		
Cash and cash equivalents	$ -	$ -
Accounts receivable, net	3,170,331	2,698,671
Prepaid expenses and other current assets	277,613	313,880
Total current assets	3,447,944	3,012,551
Total assets	$ 3,447,944	$ 3,012,551
Liabilities and Member's Deficit		
Current liabilities		
Accounts payable	$ 845,160	$ 555,343
Bank overdrafts	453,420	251,522
Accrued expenses	2,767	225,034
Due to related entities, net	4,606,350	3,503,006
Total current liabilities	5,907,697	4,534,905
Total liabilities	5,907,697	4,534,905
Member's deficit	(2,459,753)	(1,522,354)
Total liabilities and member's deficit	$ 3,447,944	$ 3,012,551

The accompanying notes are an integral part of the financial statements.

Ringtone.com, LLC
(A Wholly-Owned Subsidiary of W3i Holdings, LLC)
Statements of Operations and Changes in Member's Deficit

	For the year ended December 31, 2007		(Unaudited) For the six months ended June 30, 2008	
Revenues	$	10,225,835	$	7,335,586
Cost of revenues		10,575,195		5,675,036
Gross profit		(349,360)		1,660,550
Operating expenses				
Corporate overhead allocations		1,233,914		696,560
Other operating expenses		134,070		26,591
Total operating expenses		1,367,984		723,151
Net income (loss)	$	(1,717,344)	$	937,399
Beginning member's deficit	$	(742,409)	$	(2,459,753)
Net income (loss)		(1,717,344)		937,399
Ending member's deficit	$	(2,459,753)	$	(1,522,354)

The accompanying notes are an integral part of the financial statements.

Ringtone.com, LLC
(A Wholly-Owned Subsidiary of W3i Holdings, LLC)
Statements of Cash Flows

	For the year ended December 31, 2007	(Unaudited) For the six months ended June 30, 2008
Cash flows from operating activities		
Net income (loss)	$ (1,717,344)	$ 937,399
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities		
Changes in assets and liabilities		
Accounts receivable, net	(1,956,855)	471,660
Prepaid expenses and other current assets	(268,654)	(36,267)
Accounts payable	794,980	(289,817)
Accrued expenses	(533)	222,267
Total adjustments	(1,431,062)	367,843
Net cash provided (used) by operating activities	(3,148,406)	1,305,242
Cash flows from investing activities	-	-
Cash flows from financing activities		
Proceeds from (payments to) related entities	2,711,022	(1,103,344)
Bank overdrafts	437,384	(201,898)
Net cash provided (used) by financing activities	3,148,406	(1,305,242)
Net increase in cash	-	-
Cash - beginning of year	-	-
Cash - end of year	$ -	$ -

Supplemental disclosures of cash flows information:

Cash paid during the year for:		
Interest	$ -	$ -
Income taxes	-	-

The accompanying notes are an integral part of the financial statements.

Ringtone.com, LLC
(A wholly-owned subsidiary of W3i Holdings, LLC)
Notes to the Financial Statements
December 31, 2007

Note 1 – Organization and Basis of Presentation

Ringtone.com, LLC (the "Company" or "Ringtone.com"), a wholly-owned subsidiary of W3i Holdings, LLC ("W3i"), is a single-member, Minnesota limited liability company. The Company is a leading provider of subscription-based mobile content in the United States. The Company markets it products directly to consumers via the Internet.

The accompanying financial statements include the accounts of Ringtone.com and reflect the historical results of operations, financial position, and cash flows of Ringtone.com. These financial statements, however, may not be indicative of the results that would have occurred if the Company operated as a stand-alone entity during the periods presented, the future results of the Company, or the costs which may be incurred by an unaffiliated entity to achieve similar results.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information (Unaudited)

In the opinion of management, the June 30, 2008 unaudited interim financial statements, which are presented pre-sale to New Motion, Inc. ("New Motion") (see Note 8), include all adjustments, consistency of normal recurring adjustments, necessary for a fair presentation of such financial statements. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the full year.

Note 2 – Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company makes estimates for future refunds, charge backs or credits, and provides for these probable uncollectible amounts through a credit to a valuation allowance and a reduction of recorded revenues in the period for which the sale occurs based on analyses of previous rates and trends. Accounts receivable is presented net of an estimated refund reserve of $133,000 at December 31, 2007. There is no refund reserve at June 30, 2008, as management expects no exposure to future refunds as a result of its sale transaction in which the acquiring company assumed all obligations of Ringtone.com under the acquired contracts (see Note 8).

The Company grants credit to customers in the normal course of business. Accounts receivable are unsecured and, when necessary, are presented net of an allowance for doubtful accounts. At December 31, 2007 and June 30, 2008, there was no reserve for uncollectible accounts receivable. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. Past due accounts are determined on individual customer circumstances. The Company writes off accounts receivable when all collection efforts have been exhausted and amounts are deemed uncollectible. Payments subsequently received on such receivables are credited to income. The Company does not accrue interest on past due receivables.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 "Revenue Recognition" ("SAB 104"). Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, services have been provided, and collectibility of the resulting receivable is reasonably assured.

The Company derives its revenue by providing users with mobile content on a monthly subscription fee basis. The Company records these revenues net of the fees from its wireless carriers in accordance with Emerging Issues Task Force No. 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent," ("EITF 99-19"). Revenues from mobile content services are recorded net of estimated refunds.

Note 2 – Summary of Significant Accounting Policies (continued)

Cost of Revenues

The accounting policy adopted by the Company is to directly expense customer acquisition costs as incurred, in accordance with the acquiring company's policy (see Note 8). Customer acquisition costs are included in total cost of revenues for the year ended December 31, 2007 and the six months ended June 30, 2008, summarized as follows:

	For the year ended December 31, 2007		(Unaudited) For the six months ended June 30, 2008	
Customer acquisition costs from W3i and related entities	$	1,388,508	$	135,447
Customer acquisition costs from third parties		8,744,386		5,425,799
Content and messaging costs		394,077		88,091
Other costs of revenue		48,224		25,699
Total cost of revenues	$	10,575,195	$	5,675,036

Management believes that the customer acquisition costs from W3i and related entities approximate market prices.

Income Taxes

The Company is a limited liability company and, accordingly, all income tax liabilities flow through to its member. Therefore, no federal income tax provision is provided in the accompanying statements of operations. The Company may, however, be subject to certain state and local taxes.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition, government regulation, and technological change. The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with operating a business, including the potential risk of business failure.

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2007 and June 30, 2008 approximates the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. At December 31, 2007 and June 30, 2008, none of the financial instruments were held for trading purposes.

Note 3 – Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.

Cash

At times, cash and cash equivalent balances may be in excess of insurance limits. Credit risk with regard to cash is mitigated, however, as the Company maintains balances in low-risk, liquid instruments with high quality credit financial institutions. Management believes that credit risk related to such depository accounts is minimal and, historically, the Company has not suffered losses with respect to such accounts.

Major Customer

The Company currently utilizes one billing partner, also known as an aggregator, in order to provide billings to its customers. The aggregator acts as a billing interface between the Company and its mobile phone carriers that ultimately bill the Company's subscribers. This aggregator has not had a long operating history in the United States or operations with traditional business models and, therefore, this company faces a greater business risk in the marketplace, due to a constant evolving business environment that stems from the infancy of the mobile content industry in the United States.

Note 3 – Concentrations of Credit Risk (continued)

During the year ended December 31, 2007 and the six months ended June 30, 2008, the Company billed 100% of its revenue through aggregation services provided by one billing aggregator, and, as a result, 100% of the Company's accounts receivable as of December 31, 2007 and June 30, 2008 is held with this billing aggregator. Management believes that other aggregators could provide the Company with similar services with little, if any, impact on the Company's operations.

Note 4 – Bank Overdrafts

The Company is funded by cash from W3i and participates in W3i's centralized treasury and cash management system. Cash generated from operations is transferred to W3i on a daily basis, whereas cash disbursements for operations are borrowed from W3i as needed. As a result, the Company typically reports bank overdrafts on the balance sheet, which represents primarily issued and outstanding payments to vendors. No interest is charged or earned on the Company's outstanding balance with W3i.

Note 5 – Due To Related Entities

W3i and its subsidiaries and affiliates provide certain administrative and corporate services that have been charged to Ringtone.com and are included in the results of operations for the periods presented. Such services include executive management, information technology, facilities, leasing of domains and sites owned by W3i, and other general and administrative services. Costs are allocated on a proportionate basis as a function of headcount, salaries, or other applicable cost drivers. These corporate overhead allocations do not necessarily reflect the amount of expenses that would have been incurred by the Company on a stand-alone basis. W3i absorbs the costs of certain financing activities, administrative, and other corporate functions, which do not directly benefit Ringtone.com.

Note 5 – Due To Related Entities (continued)

Management believes that the methodologies used to allocate charges for the services described above from W3i are reasonable. Charges allocated to Ringtone.com for the year ended December 31, 2007 and the six months ended June 30, 2008 are summarized as follows:

	For the year ended December 31, 2007		(Unaudited) For the six months ended June 30, 2008	
Compensation, payroll taxes, and related employee benefits	$	804,043	$	493,921
Rent and related facility expenses		64,193		43,407
Domain and site expenses		120,750		60,375
Depreciation and amortization		128,353		54,244
Other operating expenses		116,575		44,613
Total allocated costs	$	1,233,914	$	696,560

Note 6 – Member's Deficit

Ringtone.com incurs substantial costs as a result of marketing efforts utilized in acquiring new subscribers. Based on the timing and volume of new subscribers coupled with the Company's policy of accounting for customer acquisition costs (see Note 2), substantial losses have been incurred and resulted in a member's deficit. Without continued funding from W3i, the Company may need to seek alternative financing.

Note 7 – Guarantee of W3i Debt

Ringtone.com is party to a guaranty agreement (the "Guaranty") with Wells Fargo Bank, N.A. (the "Bank") for the outstanding balance of W3i's revolving credit facility and note (collectively referred to as the "Credit Facility") held with the Bank. Examples of events that may require the Company to provide a cash payment to guarantee include 1) a loan default, which would result from W3i's failure to service its Credit Facility when due, 2) non-compliance with financial covenants, which may require the Credit Facility to become immediately due, or 3) inadequacy of asset collateral. Because the fair value of W3i's asset collateral exceeds the amount of the debt outstanding under the Credit Facility, significant losses are not anticipated. There is currently no recorded liability for potential losses under this Guaranty, nor is there any liability for the Company's obligation to "stand ready" to fund such Guaranty. At December 31, 2007, W3i's outstanding balance under the Credit Facility was $697,000. In June 2008, W3i extended its Credit Facility, now set to expire in July 2009. On July 1, 2008, W3i paid off all existing debt held with the Bank from proceeds received on the sale of assets to New Motion (see Note 8).

Note 8 – Subsequent Events

On June 30, 2008, the Company and W3i entered into an Asset Purchase Agreement ("APA") with New Motion, doing business as Atrinsic, whereby the Company sold certain net assets, as defined, to New Motion. At the closing, New Motion paid to the Company approximately $7 million in cash and delivered a convertible promissory note (the "Note") with the aggregate principal amount of $1.75 million, which accrues interest at a rate of 10% per annum. The Note is payable on the earlier to occur of either (i) July 1, 2009, or (ii) 5 days after Atrinsic gives written notice to the Company of its intent to prepay the Note (the "Maturity Date"). The Note is optionally convertible by the Company on the Maturity Date into Atrinsic's common stock at a conversion price of $5.42 per share. The payment of principal and interest on the Note is subject to certain recoupment provisions contained in the Note and in the APA. At June 30, 2008, New Motion has ascribed all amounts paid to the Company in excess of working capital to the estimated fair value of the identifiable intangibles.

Note 8 – Subsequent Events (continued)

The purchase price was allocated by New Motion to the assets acquired and liabilities assumed based on their estimated fair values at the closing date as summarized below and as disclosed in New Motion's Form 10-Q filed August 14, 2008 for the period ending June 30, 2008.

Estimated Fair Value of
Assets Acquired and Liabilities Assumed

Subscriber database	$ 3,956,414
Domain names	1,173,585
Proprietary software	270,000
Net working capital	3,252,663
Estimated Fair Value of Assets Sold	$ 8,652,662

In accordance with the APA, the purchase price allocation was estimated based on Ringtone.com's net working capital amount calculated as of June 1, 2008. On September 30, 2008, or if later, when New Motion collects all disclosed accounts receivable, New Motion shall deliver to Ringtone.com a statement which sets forth a calculation of actual net working capital, as of June 1, 2008, which reflects any true-up payments as defined in the APA.